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                                                                     EXHIBIT 1.1



                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                 3,500,000 Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT

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                                TABLE OF CONTENTS

1.  SALE AND PURCHASE ....................................................    2

2.  PAYMENT AND DELIVERY .................................................    3

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ........................    4

4.  CERTAIN COVENANTS OF THE COMPANY .....................................   13

5.  PAYMENT OF EXPENSES ..................................................   16

6.  CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS ..........................   17

7.  TERMINATION ..........................................................   23

8.  INCREASE IN UNDERWRITERS' COMMITMENTS ................................   24

9.  INDEMNITY AND CONTRIBUTION BY THE COMPANY AND THE UNDERWRITERS .......   25

10. SURVIVAL .............................................................   28

11. NOTICES ..............................................................   28

12. GOVERNING LAW; CONSENT TO JURISDICTION ...............................   28

13. PARTIES IN INTEREST ..................................................   29

14. COUNTERPARTS .........................................................   29

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                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                 3,500,000 Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT

                                                              ____________, 2002

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
RBC DAIN RAUSCHER INC.
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

     American Mortgage Acceptance Company, a Massachusetts business trust (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc., RBC Dain Rauscher Inc. and each of the other Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. and RBC Dain Rauscher Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest of the Company, $0.10 par value per share (the "Common Shares"), set forth in Schedule I hereto and
(ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 525,000 Common Shares to cover over-allotments, if any. The 3,500,000 Common Shares to be purchased by the Underwriters (the "Initial Shares") and all or any part of the 525,000 Common Shares subject to the option described in
Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares."

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-2 (No. 333-74288) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such

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additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR").

     The Company also will issue and sell at the Closing Time (as hereinafter defined) to Friedman, Billings, Ramsey & Co., Inc. ("FBR") for its own account warrants (the "Warrants") to purchase at the Public Offering Price (as hereinafter defined) up to 35,000 Common Shares (the "Warrant Shares"), which issuance will be consummated in accordance with the terms and conditions of the Warrant Agreement in the form filed as an exhibit to the Registration Statement (the "Warrant Agreement").

     The Company and the Underwriters agree as follows:

     1.  Sale and Purchase:

     (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $______, the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which

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such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to each Underwriter, severally and not jointly, to purchase from the Company all or any part of the Option Shares at the purchase price per share set forth in paragraph (a) above plus, with respect to each Underwriter purchasing Option Shares, any additional number of Option Shares which each Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire thirty
(30) days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Initial Shares, upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time (as defined in Section 2(a) below). If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Terms of Public Offering. The Company is advised by you that the Shares are to be offered to the public initially at $_______ per share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $_______ per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_________ per share, to any Underwriter or to certain other dealers. The Underwriters may from time to time increase or decrease the Public Offering Price of the Shares after the initial public offering to such extent as the Underwriters may determine.

     (d) Warrants. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company also agrees to issue to FBR, in further consideration of FBR's efforts in connection with the sale and purchase of the Initial Shares and the Option Shares, the Warrants to purchase up to 35,000 Common Shares at an exercise price equal to the Public Offering Price.

     2.  Payment and Delivery:

     (a) Initial Shares and Warrants. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior written notice to the Company shall be delivered by or on behalf of the Company to the Representatives,

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including, at the option of the Representatives, through the facilities of The
Depository Trust Company ("DTC") for the account of each Underwriter, together with the delivery of the Warrants, represented by one or more certificates as FBR may specify, to FBR, against payment by or on behalf of each Underwriter of the purchase price of the Initial Shares by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours' prior written notice. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time with respect thereto. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on ________________, 2002 or on such other time and date as the Company and the Representatives may agree upon in writing. The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of either of the Initial Shares or the Option Shares is hereinafter sometimes called the "Date of Delivery."

     (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior written notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours' prior written notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

     3. Representations and Warranties of the Company: The Company represents and warrants to the Underwriters that:

     (a) the Company has been duly formed and is validly existing in good standing as a business trust under the laws of The Commonwealth of Massachusetts with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted and to authorize, execute and deliver this Agreement and the Warrant Agreement and to consummate the transactions described herein and therein;

     (b)  each of the subsidiaries of the Company, which are set forth on
Schedule II hereto (each a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with all requisite corporate or other power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted;

     (c) the Company and the Subsidiaries are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as now conducted

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and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have a material adverse effect on the assets, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the Company and the Subsidiaries are in good standing in each jurisdiction in which the nature or conduct of their respective businesses as now conducted requires such qualification, except where the failure to be in good standing could not reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

     (d) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments;

     (e) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective declaration of trust, charter or by-laws, as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, advisory agreement, management agreement (including, without limitation, that certain Amended and Restated Advisory Services Agreement, dated March 29, 1993, as amended and restated on November 12, 1999, as amended (the "Advisory Services Agreement") between the Company and Related AMI Associates, Inc. (the "Advisor")), indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which could be reasonably expected to not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the issuance, sale and delivery by the Company of the Shares, the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the declaration of trust, operating agreement, charter or by-laws, as the case may be, of the Company or any of the Subsidiaries, (ii) any provision of any license, advisory agreement, management agreement (including, without limitation, the Advisory Services Agreement), indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or
(iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) or (iii) for such breaches or defaults which could be reasonably expected to not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

     (f) the Company has full legal right, power and authority to enter into and perform this Agreement and the Warrant Agreement and to consummate the transactions contemplated herein and therein; each of this Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution

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provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

     (g) the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as described in the Prospectus, no holder of the Shares is or will be subject to personal liability by reason of being such a holder; except as contemplated herein, no person or entity holds a right to participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; no person or entity has a right to require the Company to register any capital stock of the Company owned by such person or entity under the Securities Act; except the Advisor pursuant to the Advisory Services Agreement, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; the form of certificates evidencing the Shares complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the declaration of trust of the Company and the requirements of the American Stock Exchange;

     (h) the issuance of the Warrants has been duly authorized by the Company; when issued and delivered pursuant to the terms of the Warrant Agreement, the Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity; the Warrant Shares have been duly reserved for issuance by the Company upon exercise of the Warrants in accordance with the terms of the Warrant Agreement; and the Warrants will conform in all material respects to the description thereof in the Registration Statement and the Prospectus;

     (i) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the sale and delivery of the Shares, issuance of the Warrants or the Warrant Shares by the Company as contemplated hereby or in the Warrant Agreement other than (i) such as have been obtained, or will have been obtained at or before the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the American Stock Exchange and
(iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

     (j) each of the Company and the Subsidiaries has, or has obtained, all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have

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any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

     (k) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

     (l) the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-2 under the Securities Act, set forth in the General Instructions to Form S-2; the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and, in each case, present, or will present, fairly the information required to be shown; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

     (m) the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical in all material respects to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

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     (n)  each document incorporated by reference or deemed to be incorporated by reference in the Registration Statement and in the Prospectus, when each became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the rules and regulations promulgated under the Exchange Act (the "Exchange Act Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (o) all legal or governmental proceedings, contracts or documents which are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

     (p) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency which could reasonably be expected to result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;

     (q) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus or incorporated by reference therein present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included in the Registration Statement and the Prospectus or incorporated by reference therein fairly present the information shown therein; no other financial statements or schedules are required by Form S-2 or otherwise to be included in the Registration Statement or Prospectus or incorporated by reference therein;

     (r) the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the Exchange Act during the preceding twelve calendar months preceding the filing of the Registration Statement and if during such period the Company has

                                       8

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relied on Rule 12b-25(b) under the Exchange Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

     (s) Deloitte & Touche LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus or are incorporated by reference therein, are and were during the periods covered by their reports independent public accountants within the meaning of the Securities Act and the Securities Act Regulations;

     (t) KPMG LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus or are incorporated by reference therein, are and were during the periods covered by their reports independent public accountants within the meaning of the Securities Act and the Securities Act Regulations;

     (u) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, operations, business or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole or (iv) except in accordance with the Company's ordinary practice as disclosed in the Registration Statement and the Prospectus, any dividend or distribution of any kind declared, paid or made with respect to the capital stock of the Company;

     (v) the authorized, issued and outstanding shares of beneficial interest is as set forth in the column entitled "Actual" under the "Capitalization" section contained in the Prospectus as of the date stated in such section (except for subsequent issuances thereof, if any, contemplated under this Agreement, the Warrant Agreement or the Advisory Services Agreement); immediately after the Closing Time, _____________________ Common Shares will be issued and outstanding (subject to the Underwriters' option described in Section 1(b) hereof) and no shares of any other class of capital stock will be issued and outstanding. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the issued shares of beneficial interest of the Company have been issued in violation of any preemptive or similar rights granted by the Company; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest (whether common or preferred) of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company;

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     (w)  when the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and non-assessable, and, except for any action that may have been taken by the holder thereof, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and sale of the Warrants and the Warrant Shares by the Company is not subject to preemptive or other similar rights granted by the Company; except as described in the Prospectus, no holder of Warrant Shares is or will be subject to personal liability by reason of being such a holder;

     (x) the Shares being sold pursuant to this Agreement, as of the Date of Delivery, and any Warrant Shares, when issued and delivered in accordance with the terms of the Warrant Agreement, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement;

     (y) each of the Company, the Subsidiaries, and each of their respective officers, trustees, directors and controlling persons has not, directly or indirectly, (i) taken, and will not take any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company;

     (z) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

     (aa) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares, the Warrants or the Warrant Shares;

     (bb) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

     (cc) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or the financial statements thereto or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions, liens, security interests, pledges, charges, encumbrances, mortgages and defects, as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

     (dd) to the knowledge of the Company, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the Advisory Services Agreement by the Advisor;

     (ee) to the knowledge of the Company, there are no statutes or regulations applicable to the Company due to its existence as a Massachusetts business trust required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

     (ff) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, trustees, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

     (gg) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how, if any (collectively "Intangibles"), necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the assets, operations, business or condition (financial or otherwise) of the Company or the Subsidiaries taken as a whole;

     (hh) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would materially adversely affect the assets, operations, business or condition (financial or otherwise) of any such entity, respectively; all tax liabilities, if any, are adequately provided for on the respective books of such entities;

     (ii) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses;

     (jj) none of the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

     (kk) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, any related constraints on operation activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

     (ll) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer, director or trustee purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

     (mm) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

     (nn) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

     (oo) the Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of

1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

     (pp) the Shares have been approved for listing, upon official notice of issuance, on the American Stock Exchange;

     (qq) in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares, except as contemplated herein;

     (rr) neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"); and

     (ss) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated except as may otherwise exist with respect to the Underwriters pursuant to this Agreement, FBR pursuant to the Warrant Agreement and the Advisor pursuant to the Advisory Services Agreement.

     4. Certain Covenants of the Company: The Company hereby covenants with each Underwriter:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

     (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

     (c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) within the time period prescribed by the Securities Act and the Securities Act Regulations, and to furnish promptly to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in all material respects to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

     (d) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

     (e) to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

     (f) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

     (g) to furnish promptly to the Underwriters such other publicly available information as the Underwriters may reasonably request regarding the Company and its Subsidiaries for a period of five years from the date of this Agreement including (i) copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares and (ii) copies of all reports filed by the Company with the Commission, the NASD or any securities exchange;

     (h) to advise the Underwriters promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations of the happening of any event which would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change;

     (i) to furnish promptly to the Representatives such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) as the Underwriters may reasonably request;

     (j) to furnish to the Underwriters, not less than two (2) business days before filing with the Commission, subsequent to the effective date of the Prospectus and during any period of time in which a prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

     (k) to apply the net proceeds of the sale of the Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

     (l) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of twelve months beginning on the effective date of the Registration Statement;

     (m) to use its best efforts to effect and maintain the listing of the Shares on the American Stock Exchange (or any other national securities exchange or quotation system) and to file with the American Stock Exchange all documents and notices required by the American Stock Exchange of companies that have securities that are listed on the American Stock Exchange;

     (n) except in the ordinary course of business in connection with (x) the granting of options pursuant to the Company's Incentive Share Option Plan (not to exceed 100,000 options) and (y) the payment in stock to directors of the Company of a portion of their annual or other directors fees, to refrain during a period of 120 days from the date of the Prospectus, without the prior written consent of the Representatives, from (i) offering, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option outstanding on the date hereof or upon the exercise of any option granted in the ordinary course of business as provided herein, (C) the issuance of common shares of beneficial interest to the Advisor in connection with this offering pursuant to the Advisory Services Agreement or (D) the issuance of Warrant Shares to the holder of the Warrant upon the exercise of such Warrant;

     (o) the Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares;

     (p) subject to its declaration of trust, the Company will use its best efforts to continue to meet the requirements to qualify as a real estate investment trust under the Code;

     (q) the Company will comply with all of the provisions of any undertakings in the Registration Statement;

     (r) the Company and the Subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act;

     (s) if at any time during the 30-day period after the execution of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representatives' reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, in compliance with the Securities Act, the Securities Act Regulations and other applicable laws and reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event;

     (t) to cause to be maintained a system of accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

     (u) to execute and deliver to FBR the Warrant Agreement and to comply with the terms of the Warrant Agreement.

     5.  Payment of Expenses:

     (a) The Company agrees to pay all costs and expenses incident to the performance of the Company's obligations under this Agreement and the Warrant Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement and the Warrant Agreement are terminated, including (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (excluding the fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto which are addressed in Section 5(b)), if any, (v) all costs and expenses incident to the listing of the Shares on American Stock Exchange and any other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar and depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5(a).

     (b) Upon the completion of the transactions contemplated hereunder or in the event this Agreement is terminated by either (i) the Representatives as a result of a default by the Company hereunder or under the Warrant Agreement or
(ii) the Company (unless such termination by the Company is as a result of a default by the Underwriters hereunder or under the Warrant Agreement in which case the Company shall not be responsible for the fees and disbursements referenced in this Section 5(b)), the Company agrees to reimburse the Representatives upon request for the reasonable fees and disbursements of the Representatives' legal counsel and Blue Sky counsel (which shall undertake all Blue Sky matters) up to an aggregate amount of $125,000.

     6. Conditions of the Underwriters' Obligations: The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, (ii) the performance by the Company of its obligations hereunder in all material respects, and (iii) the following further conditions:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you. If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 5:30 p.m., New York City time, on the date hereof, and no stop order suspending the effectiveness of the Rule 462(b) Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form reasonably satisfactory to Winston & Strawn, counsel for the Underwriters, to the effect that:

          (i) each of the Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with the requisite power and authority to own its respective assets and to conduct its respective business as described in the Registration Statement and Prospectus;

          (ii) the Company and the Subsidiaries are duly qualified in or registered by and are in good standing in each jurisdiction set forth opposite its name in Schedule II hereto; to such counsel's knowledge, other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any limited liability company, partnership, joint venture or other association; except as described in the Registration Statement and the Prospectus, the issuance and sale of the Shares, the Warrants, and the Warrant Shares by the Company is not subject to preemptive or other similar rights arising under the Company's Second Amended and Restated Declaration of Trust or any document listed as an exhibit under Item 16 of Part II of the Registration Statement;

          (iii) the execution, delivery and performance of this Agreement and the Warrant Agreement by the Company and the consummation by the Company of the transactions contemplated herein or therein, as the case may be, do not and will not result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), or in the case of clause (iii) below, constitute a violation or conflict with, (i) any provisions of the declaration of trust, charter or by-laws, as the case may be, of the Company or any Subsidiary, (ii) any provision of any document listed as an exhibit under Item 16 of Part II of the Registration Statement under Item 16, or (iii) to such counsel's knowledge, any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any Subsidiary (other than State and foreign securities or blue sky laws and the rules and regulations of the NASD, as to which counsel need express no opinion, or the federal securities laws, as to which counsel need express only that nothing has come to its attention to lead it to believe that such a violation has or will occur), except in the case of clause (iii) for such violations or conflicts, which individually or in the aggregate could not be reasonably expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; or, to such counsel's knowledge, result in the creation or imposition of any lien, encumbrance, charge or claim upon any property or assets of the Company or the Subsidiaries;

          (iv) the Warrant Agreement is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

          (v) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by the Company, or the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act or the Exchange Act and such approvals as have been obtained in connection with the listing of the Shares on the American Stock Exchange and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the NASD;

          (vi) to such counsel's knowledge, except as otherwise described in the Prospectus or provided for in the Warrant Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise require the Company to file a registration statement under the Securities Act with respect to any securities of the Company;

          (vii) the form of certificate used to evidence the Shares complies in material respects with all the requirements of the American Stock Exchange;

          (viii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

          (ix) the Registration Statement (including any Rule 462(b) Registration Statement) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel does not express an opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

          (x) the documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which such counsel does not express an opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations;

          (xi) the information in the Prospectus under "Management-Advisory Agreement," "Management-Advisory Compensation," "Management-Other Advisory Agreement Terms," and "Certain Federal Income Tax Considerations," and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or the Company's declaration of trust or legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and such counsel's opinion set forth under "Certain Federal Income Tax Considerations" is confirmed;

          (xii) the Shares have been approved for listing on the American Stock Exchange, subject to official notice of issuance;

          (xiii) to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency except as described in the Prospectus;

          (xiv) to such counsel's knowledge, any franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be filed as an exhibit to the Registration Statement have been so filed (or incorporated by reference);

          (xv) the Company is organized in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

          (xvi) neither the Company nor any of the Subsidiaries is, or solely as a result of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds," will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (xi) above), nothing has caused them to believe that the Registration Statement or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).

     (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Goodwin Procter LLP, special Massachusetts counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form reasonably satisfactory to Winston & Strawn, counsel for the Underwriters, to the effect that, as a matter of Massachusetts law:

          (i) the Company has been duly formed and is validly existing in good standing as a business trust under the laws of The Commonwealth of Massachusetts with the requisite power and authority (a) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, (b) to execute and deliver this Agreement and the Warrant Agreement and (c) to consummate the transactions described herein and therein;

          (ii) the authorized shares of beneficial interest of the Company is as set forth in the column entitled "Actual" under the "Capitalization" section contained in the Prospectus as of the date stated in such section;

          (iii) each of this Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company;

          (iv) the Shares, the Warrants and the Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement or the Warrant Agreement, as the case may be, the Shares and the Warrant Shares will be validly issued, fully paid and non-assessable;

          (v) except as described in the Registration Statement and the Prospectus, the issuance and sale of the Shares, the Warrants, and the Warrant Shares by the Company is not subject to preemptive or other similar rights to the extent arising by operation of applicable law or under the declaration of trust of the Company;

          (vi) the form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the declaration of trust of the Company;

          (vii) except to the extent set forth in the opinion, the information in the Prospectus under "Description of Securities" and, to the extent that it constitutes matters of law, summaries of legal matters or the Company's declaration of trust or legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects;

     (d) The Representatives shall have received from Deloitte & Touche LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives as representatives of the Underwriters and in form and substance satisfactory to the Representatives.

     (e) The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Winston & Strawn, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

     (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

     (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, results of operations, business, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), or (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which makes it, in the reasonable judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (i) At the Closing Time, the Shares shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance.

     (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (k) The Representatives shall have received letters (each, a "Lock-up Agreement") from each entity and person listed on Schedule III hereto, in form and substance satisfactory to the Representatives, confirming that for a period of 120 days after the Closing Time, such entities and persons will not directly or indirectly (i) offer, pledge to secure any obligation due on or within 120 days after the Closing Time, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer (other than a disposition or transfer pursuant to which the acquiror or transferee is subject to the restrictions on disposition and transfer set forth in this Section 6(k) to the same extent as such stockholder delivering a letter hereunder), directly or indirectly, any Common Shares owned or hereafter acquired by such persons (other than by participating as selling stockholders in a registered offering of Common Shares offered by the Company with the consent of the Representatives) or any securities convertible into or exercisable or exchangeable for Common Shares or
(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives, which consent may be withheld at the sole discretion of the Representatives.

     (l) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of two principal executive officers to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (g), (h) and (i) have been met and are true and correct as of such date.

     (m) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request. (n) All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time period prescribed for such filing by such Rule.

     (o) The Company shall perform such of its obligations under this Agreement and the Warrant Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

     (p) At the Closing Time, the Warrant Agreement shall have been entered into and delivered by all required parties.

     The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to the Representatives on the Date of Delivery of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

     7. Termination: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time after the date hereof and prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Prospectus, any material adverse change in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or
(iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NASD or if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives has a material adverse affect or will have a material adverse affect on the assets, operations, business or condition (financial or otherwise) of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States, or (viii) the declaration of a banking moratorium by either federal or New York State authorities, or (ix) in the case of any of the events specified in clauses (i) through (viii), such event, singly or together with any other such events, makes it, in the judgment of the Representatives, impracticable to market or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

     If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5 hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 9 hereof).

     8. Increase in Underwriters' Commitments: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of

Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

     9.  Indemnity and Contribution by the Company and the Underwriters:

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(a) of this Agreement.

     If any action is brought against an Underwriter or any person who controls any Underwriter in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of out-of-pocket expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and which counsel to the Underwriter believes may present a conflict for counsel representing the Company and the Underwriter (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without the its written consent.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Subsidiaries, their trustees and directors, the officers that signed the Registration Statement and any person who controls the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth under the caption "Underwriting" regarding (i) concessions to dealers in connection with the sale of Shares and (ii) stabilizing and the beneficial ownership of Shares by the Underwriters, and entities associated with the Underwriters, in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(l) and this Section 9.

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (d) The Company, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

     (e) Each of the Underwriters agrees to look solely to the assets, properties and rights of the Company for satisfaction of all claims against the Company brought pursuant to this Section 9, and in no event shall any shareholder of the Company have any personal liability for the obligations of the Company under this Agreement.

     10.  Survival:  The indemnity and contribution agreements contained in
Section 9 and the covenants, warranties and representations of the Company and the Subsidiaries contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Subsidiaries, their trustees or directors and officers or any person who controls the Company, any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 625 Madison Avenue, 5th Floor, New York, New York 10022, Attention: Chief Financial Officer.

     12. Governing Law; Consent to Jurisdiction; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

                            [signature pages follow]

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                                      Very truly yours,

                                      AMERICAN MORTGAGE ACCEPTANCE COMPANY


                                      ------------------------------------------
                                      By: Stuart J. Boesky
                                      Its: President and Chief Executive Officer

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

BY:  FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


-------------------------------------
By:
    ---------------------------------
Its: Managing Director

For themselves and as Representatives
of the other Underwriters named on
Schedule I hereto.

                                   Schedule I

                                                             Number of Initial
Underwriter                                               Shares to be Purchased
-----------                                               ----------------------
Friedman, Billings, Ramsey & Co., Inc. ..................
RBC Dain Rauscher Inc. ..................................

     Total                                                       3,500,000

                                   Schedule II
                        The Company and its Subsidiaries

                                       Jurisdiction of Incorporation       Jurisdiction  Qualified  to
Name                                   or Formation                        Transact Business
-----                                  -----------------------------       ---------------------------
American Mortgage Acceptance Company   Massachusetts                       Arizona, Connecticut and New York
AMAC/FM Corporation                    Delaware                            N/A
AMC REPO SELLER, LLC                   Delaware                            N/A

                                  Schedule III
               Persons and Entities Subject to Lock-Up Agreements

Name                                    Shares
----                                    ------
Related AMI Associates, Inc.            48,308
Stuart J. Boesky                        18,500
Peter T. Allen                          0
Arthur P. Fisch                         0
Alan P. Hirmes                          12,000
Scott M. Mannes                         0
Michael I. Wirth                        1,500
Steven B. Wendel                        0
Mark J. Schlacter                       0
Denise L. Kiley                         0
Marc D. Schnitzer                       0